Report of Independent Registered Public Accounting Firm

To the Members and
Board of Directors of Torchlight Value Fund Master, LLC

In planning and performing our audit of the financial statements of Torchlight Value Fund Master, LLC (the "Fund") as of and for the year ended October 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiencies involving the control environment and its operation that we consider to be material weaknesses, as defined above. These deficiencies were considered in determining the nature, timing and extent of the procedures to be performed in our audit of the financial statements of the Fund for the year ended October 31, 2013, and this report does not affect our report on the financial statements of the Fund dated December 30, 2013.

Controls over the calculation of discount accretion for purchased securities were not operating effectively to prevent or detect errors in amounts that could be material to the financial statements. As a result, errors in the accretion of such discounts were not identified in a timely manner for certain securities. Such errors included use of an incorrect accretion method and/or an incorrect accretion period. In addition, for certain securities which were acquired, accretion was calculated where there should be no expectation of maturity at par.

The Fund's management is in the process of implementing changes in its existing controls to monitor and review the calculation of accretion, specifically including whether accretion is warranted for investments purchased at a discount, the accretion method and period of accretion.

This report is intended solely for the information and use of management, the Members and the Board of Directors of Torchlight Value Fund Master, LLC and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ Ernst & Young LLP
New York, New York
December 30, 2013